Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders
Vertical Capital Income Fund:

We consent to the use of our report dated November 30, 2015, with respect to the financial statements of Vertical Capital Income Fund (the Fund) as of September 30, 2015, incorporated by reference herein, and to the reference to our Firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP
Dallas, Texas
December 16, 2015